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                                                                    Exhibit 99.1

NEWS BULLETIN                           RE:   CRDENTIA CORP.
   FROM:                                      14114 DALLS PARKWAY,
                                              SUITE 600
FINANCIAL                                     DALLAS, TX 75254
RELATIONS BOARD                               OTCBB: CRDE

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For Further Information:
  AT THE COMPANY:                           AT FINANCIAL RELATIONS BOARD:
  James D. Durham      Pamela Atherton      Moira Conlon
  CEO and Chairman     President            (310) 407-6524
  972-850-0780         972-850-0780         mconlon@financialrelationsboard.com
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FOR IMMEDIATE RELEASE

                 CRDENTIA SECURES $10 MILLION TERM LOAN TO FUND
                              PLANNED ACQUISITIONS

DALLAS - AUGUST 31, 2004 - CRDENTIA CORP. (OTCBB: CRDE), a leading U.S. provider of healthcare staffing services, today announced that it has entered into a three-year secured term loan of up to $10 million in support of its strategic expansion strategy and acquisition plan. Funded by Bridge Healthcare Finance, the term loan allows Crdentia to draw down amounts based on the EBITDA performance of the acquired company.

James D. Durham, CEO and Chairman of Crdentia commented, "In keeping with Crdentia's stated acquisition and consolidation goals, this financing vehicle provides the additional capital resources and financial flexibility needed to fund our targeted transactions and selectively expand our business. We are pleased to expand our relationship with Bridge Healthcare Finance, and with this funding support we look forward to our continued successful execution of our expansion plan."

"We are very pleased to close this acquisition line for Crdentia," said Randy T. Abrahams, President and Chief Executive Officer of Bridge Healthcare Finance. "We believe Crdentia's accretive acquisitions are a key component in building the Company into a significant platform poised for future growth."

ABOUT BRIDGE HEALTHCARE FINANCE

Bridge Healthcare Finance offers a combination of comprehensive loan products, decades of financial expertise and an unparalleled service approach unique to the healthcare lending industry. Through accounts receivable, cash flow and real estate based term loan lending products, Bridge is able to address the differing capital needs of the healthcare industry.

ABOUT CRDENTIA CORP.

Crdentia Corp. is one of the nation's leading providers of healthcare staffing services. Crdentia seeks to capitalize on an opportunity that currently exists in the healthcare industry by targeting the critical nursing shortage issue. There are many small, private companies that are addressing the rapidly expanding needs of the healthcare industry. Unfortunately, due to their relatively small capitalization, they are unable to maximize their potential, obtain outside capital or expand. By consolidating well-run small private companies into a larger public entity, Crdentia intends to facilitate access to capital, the acquisition of technology, and expanded distribution that, in turn, drive internal growth. For more information, visit WWW.CRDENTIA.COM.

                                     -more-
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FORWARD LOOKING STATEMENTS

Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" in the Company's Forms 10-KSB, Forms 10-QSB, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, a limited operating history with no earnings; reliance on the Company's management team, members of which have other business interests; the ability to successfully implement the Company's business plan; the ability to continue as a going concern; the ability to fund the Company's business and acquisition strategy; the growth of the temporary healthcare professional staffing business; difficulty in managing operations of acquired businesses; uncertainty in government regulation of the healthcare industry; and the limited public market for the Company's common stock. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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Financial Relations Board serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.